Exhibit 99.4

Ozop Energy Solutions, Inc. to Showcase at the National Independent Automobile Dealers Association

Warwick, NY, June 5th, 2024 (GLOBE NEWSWIRE) Ozop Plus, a subsidiary of Ozop Energy Solutions, Inc. (OZSC or the “Company”), announces its participation in the upcoming National Independent Automobile Dealers Association (NIADA) convention at the Wynn Hotel in Las Vegas from June 17th to 20th. Both Ozop Plus and Royal Administration, Inc. will be jointly hosting a booth at the event. This collaboration presents a prime opportunity for Ozop Plus and Royal to once again demonstrate their pioneering Fully Charged vehicle service contract, now expanded to include hybrid vehicle coverage alongside comprehensive Electric Vehicle (EV) coverage with emphasis on the battery. We look forward to engaging with a diverse audience and showcasing our innovative solutions.

The NIADA convention is an annual event that serves as a premier gathering for automotive professionals, industry leaders, and service providers from across the United States. It offers a platform for networking, knowledge sharing, and exploring the latest trends and advancements in the automobile industry. The convention attracts a wide range of participants, including independent automobile dealers, OEMs, vendors, and experts in various automotive-related fields. It is an ideal environment for companies like Ozop Plus and Royal to connect with potential clients, strengthen business relationships, and gain exposure in the automotive industry.

By joining forces at the convention, Ozop Plus and Royal aim to provide a comprehensive and dynamic booth experience. Together we will highlight our respective expertise and offerings, including l demonstrating how our collaboration can deliver unmatched value and peace of mind to dealerships and their customers. Be sure to visit us at booth 157, to learn more about the innovative products and how they can benefit a dealership and the EV purchasing experience.

“We are thrilled to once again partner with Royal and present our joint offerings at the NIADA convention,” said Brian Conway, CEO of Ozop Plus. “By expanding our coverage to include hybrid vehicles, we bring “peace of mind” to any EV or Hybrid consumer. This is the next step in our commitment to making Ozop Plus/Fully Charged the premier providers for EV and Hybrid warranty products.”

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com